UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21221	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway

Bothell, Washington 98011

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (425) 415-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Microvision, Inc. (the “Company”) entered into a Stock Purchase Agreement dated as of September 9, 2004 (the “Purchase Agreement”) with Satellite Strategic Finance Associates, LLC providing for the sale of 10,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and a warrant to purchase 361,795 shares of the Company’s common stock (the “Warrant”) for an aggregate purchase price of $10,000,000. The Company issued the Preferred Stock and the Warrant on September 10, 2004 (the “Closing Date”).

Based on the initial conversion price of $6.91, the Preferred Stock is convertible into 1,447,178 shares of the Company’s common stock (the “Common Stock”). The Preferred Stock is entitled to a dividend of 3.5% annually, payable quarterly. The dividend is payable in cash or registered Common Stock, at the election of the Company. The Preferred Stock matures on September 10, 2007, at which time it is payable in cash or registered Common Stock, at the election of the Company. The Company can elect to convert the Preferred Stock if the Common Stock price exceeds $12.09.

The Warrant expires on September 10, 2009. The initial exercise price of the Warrant is $8.16 per share.

The Company has also entered into a Registration Rights Agreement with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant. The Company has agreed to file a registration statement with respect to such Common Stock.

The foregoing description is qualified in its entirety by the terms of the Company’s Certificate of Designations, Preferences and Rights of the Preferred Stock, the Warrant, the Registration Rights Agreement and the Purchase Agreement attached hereto as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, which are each incorporated herein by reference. The Company issued a press release with respect to the issuance on September 10, 2004 which is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company issued 10,000 shares of its Preferred Stock and the Warrant for an aggregate purchase price of $10,000,000. The Securities were issued in a transaction not involving any public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. The terms of the issuance are described in Item 1.01 of this Report and are incorporated herein by reference.

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Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.1	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Microvision, Inc.

4.1	Warrant to Purchase Common Stock of Microvision, Inc. issued September 10, 2004 to Satellite Strategic Finance Associates, LLC.

10.1	Registration Rights Agreement dated as of September 9, 2004 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

10.2	Securities Purchase Agreement dated as of September 9, 2004 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

99.1	Microvision, Inc. Press Release Regarding Issuance of 10,000 Shares of Series A Convertible Preferred Stock and a Warrant for an Aggregate Purchase Price of $10,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel

Date: September 10, 2004

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Microvision, Inc.

4.1	Warrant to Purchase Common Stock of Microvision, Inc. issued September 10, 2004 to Satellite Strategic Finance Associates, LLC.

10.1	Registration Rights Agreement dated as of September 9, 2004 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

10.2	Securities Purchase Agreement dated as of September 9, 2004 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

99.1	Microvision, Inc. Press Release Regarding Issuance of 10,000 Shares of Series A Convertible Preferred Stock and a Warrant for an Aggregate Purchase Price of $10,000,000.

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